UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2017 (June 29, 2017)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On June 29, 2017, Tenneco Inc. determined to undertake a restructuring initiative and close its Clean Air manufacturing plant in O’Sullivan Beach, Australia when General Motors and Toyota end vehicle production in the country, which is expected to occur in October 2017. This initiative may include additional restructuring actions with respect to the company’s local original equipment Ride Performance operations. All such restructuring activities related to this initiative are expected to be completed by the first quarter of 2018. The company expects to record total charges related to this initiative of approximately $12 million in the second quarter of 2017 and up to $8 million in the third quarter of 2017. The charges comprise approximately $18 million of cash expenditures (including severance payments to employees, the cost of decommissioning equipment, a lease termination payment and other costs associated with this action) and $2 million of non-cash asset impairments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: July 6, 2017	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary